Exhibit 10.4

CONFIDENTIAL

SUPERIOR GROUP OF COMPANIES, INC.

FORM OF PERFORMANCE SHARES AGREEMENT

THIS PERFORMANCE SHARES AWARD, dated _______________________ (the “Date of Grant”), is granted by Superior Group of Companies, Inc., a Florida corporation (the “Company”) to [NAME] (the “Grantee”) pursuant to the Company’s 2022 Equity Incentive and Awards Plan (the “Plan”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given to them in the Plan.

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for its directors, officers and other key employees to obtain or increase their stock ownership interest in the Company so that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and

WHEREAS, the Grantee provides services to the Company or one of its subsidiaries as an officer or other key employee and has been selected to receive an award of Performance Shares;

NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Grantee, the Company and the Grantee hereby agree as follows:

1.         GRANT

(a)    Number of Performance Shares. Subject to the terms and conditions of this Agreement and the Plan, the Company grants to the Grantee an Award of (i) ________ Performance Shares subject to vesting under Section 2(a) [(the “Target Performance Shares”), and (ii) ________ Performance Shares subject to vesting under Section 2(b) (the “Stretch Performance Shares” and, together with the Target Performance Shares,] the “Performance Shares”).

(b)    Performance Shares. Each Performance Share is a bookkeeping entry that records the equivalent of one Share. Upon the vesting of the Performance Shares as provided in Section 2, the vested Performance Shares will be settled as provided in Section 3.

2.         VESTING

(a)    Vesting of Target Performance Shares. Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, the Target Performance Shares shall vest on the [fifth] anniversary of the Date of Grant (the “Vesting Date”), but if, and only if, (i) the Grantee remains continuously employed by the Company or one of its subsidiaries from the Date of Grant until the Vesting Date, and (ii) the [Performance Measure] (as defined below) for the Performance Period (as defined below) exceeds $________.

(b)    [Vesting of Stretch Performance Shares. Subject to the Committee’s ability to accelerate vesting pursuant to Section 11(c) of the Plan, the Stretch Performance Shares shall vest on the Vesting Date, but if, and only if, (i) the Grantee remains continuously employed by the Company or one of its subsidiaries from the Date of Grant until the Vesting Date, and (ii) the [Performance Measure] for the Performance Period exceeds $________.]

(c)    Definitions.

(i)“    [Performance Measure]” means, for the Performance Period, the ________________ of [the Company][the Company’s ____ segment][the Company’s subsidiary, ______], as determined in the sole discretion of the Company based on its normal accounting methods, principles and practices.

(ii)“    Disability” means permanently and totally disabled within the meaning of section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(iii)“    Performance Period” means the period of ________ through ________.

3.         SETTLEMENT

The Company shall settle the vested Performance Shares after the Vesting Date on a date selected by the Company (the “Settlement Date”), but not later than thirty (30) days after the Vesting Date. On the Settlement Date, the vested Performance Shares shall be settled by issuing and delivering to the Grantee one Share for each vested Performance Share, and the Company shall enter the Grantee’s name on the books of the Company as the shareholder of record with respect thereto. Upon such issuance, each settled Performance Share shall be cancelled.

4.         RESTRICTIONS

(a)    No Transfer. The Performance Shares granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; provided, that if the Grantee dies after the Vesting Date but prior to the Settlement Date, the vested Performance Shares shall be transferable by will or the laws of descent and distribution. The Company has the right, by notice to the Grantee, to cause the Performance Shares to be forfeited effective as of the date of the prohibited transfer or purported prohibited transfer thereof. In addition, the Grantee acknowledges that any Shares issued upon settlement of the Performance Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed without (i) an effective registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to such shares, or (ii) an opinion of counsel presented to the Company and satisfactory to the Company to the effect that the proposed disposition of such shares by the Grantee may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement. Any prohibited transfer will be null and avoid ab initio and will be invalid and ineffective as to the Company, and the Company shall not be required (i) to transfer on its books any Performance Shares, or any shares issued upon settlement thereof, which shall have been sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of any such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so sold, assigned, transferred, pledged, or hypothecated.

(b)    No Rights of a Shareholder. The Grantee shall not have any of the rights or privileges of a shareholder (including the right to vote or receive dividends) or otherwise be deemed the holder of the Shares underlying the Performance Shares for any purpose, and nothing in this Agreement shall be construed to confer upon the Grantee any of the rights, privileges or obligations of a shareholder of the Company, unless and until Common Stock is actually issued to and held of record by the Grantee upon settlement of the Performance Shares under this Agreement.

5.         FORFEITURE; TERMINATION OF EMPLOYMENT

(a)         Forfeiture of Unvested Performance Shares. If the Grantee’s employment with the Company and its subsidiaries terminates for any reason prior to the applicable Vesting Date (including by reason of death, Disability, retirement, resignation for any reason or termination by the Company for any reason (whether with or without cause)), then all of the unvested Performance Shares shall be forfeited to the Company under Section 5(c) simultaneously with the employment termination. If, under the terms of Section 2, any of the Performance Shares do not vest based on the performance of the Company, such Performance Shares shall be forfeited to the Company under Section 5(c) as of the end of the Performance Period.

(b)         Leave of Absence. In addition, if the Grantee takes a military, sick leave or other bona fide leave of absence from the Company and its subsidiaries, and the period of such leave exceeds 3 months, the Grantee will be considered to have terminated employment from the Company and its subsidiaries for purposes hereof on the later of (i) the first day immediately following such 3-month period, or (ii) the last day that the Grantee’s right to reemployment following the end of such leave is guaranteed by law or contract with the Company or a subsidiary.

(c)         Effect of Forfeiture. If Performance Shares are forfeited, then, effective as of the time of forfeiture, such Performance Shares shall be automatically and immediately cancelled and forfeited to the Company and shall no longer be outstanding, without payment of any consideration by the Company and without the need for notice from or any further action by the Company, and neither the Grantee nor any of Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further right, title or interest in or to such forfeited Performance Shares or the benefits of ownership thereof.

6.         TAX WITHHOLDING

The Grantee shall make appropriate arrangements with the Company, in accordance with the Plan and in a manner deemed satisfactory to the Committee, to provide for the withholding or payment of the amount that the Company considers necessary to satisfy its withholding obligations upon the grant, vesting, lapse or settlement of the Performance Shares.

7.         AMENDMENT OR MODIFICATION

Except as provided otherwise herein, no term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which or whom the enforcement of the amendment, modification or supplement is sought; provided, however, that this Agreement may be amended, modified, supplemented or cancelled without the Grantee’s consent in accordance with the terms of the Plan.

8.         LIMITED INTEREST

(a)    No Right to Employment or Service. The grant of this Award shall not confer on the Grantee any right to continue as an employee or director, nor interfere in any way with the right of the Company or any subsidiary to terminate the Grantee as an employee or director at any time.

(b)    Capital Structure. The grant of this Award shall not affect in any way the right or power of the Company or any of its subsidiaries to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s or any subsidiary’s capital structure or its business, or any merger, consolidation or business combination of the Company or any subsidiary, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instrument ahead of or affecting the Common Stock or the rights of the holders of Common Stock, or the dissolution or liquidation of the Company or any subsidiary, or any sale or transfer of all or any part of its assets or business or any other Company or subsidiary act or proceeding, whether of a similar character or otherwise.

9.         GOVERNING LAW; PLAN; REGISTRATION STATEMENT; PLAN PROSPECTUS

This Agreement shall be governed by the internal laws of the state of Florida as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or the Performance Shares may only be brought and determined in a court sitting in the County of Pinellas, or the Federal District Court for the Middle District of Florida sitting in the County of Hillsborough, in the State of Florida. The Company may require that the action or proceeding be determined in a bench trial.

THE GRANTEE ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND, IF ISSUANCE OF THE SHARES UNDERLYING THE AWARD IS REGISTERED AT THE TIME OF GRANT, OF THE REGISTRATION STATEMENT ON FORM S-8 AND THE CORRESPONDING PLAN PROSPECTUS.

ALL PARTIES ACKNOWLEDGE THAT THIS PERFORMANCE SHARES AWARD IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE GRANTEE. ALL CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS PERFORMANCE SHARES AGREEMENT SHALL HAVE THE MEANINGS ASSIGNED TO SUCH TERMS IN THE PLAN. UNLESS THE PLAN EXPRESSLY PROVIDES OTHERWISE, IN THE EVENT OF A CONFLICT BETWEEN ANY TERM OR PROVISION CONTAINED HEREIN AND A TERM OR PROVISION OF THE PLAN, THE APPLICABLE TERM AND PROVISION OF THE PLAN WILL GOVERN AND PREVAIL.

10.         SEVERABILITY

If any provision of this agreement is or becomes or is deemed to be invalid, illegal or unenforceable, or would disqualify this Award under any law the Committee deems applicable, then such provision will be construed or deemed amended to conform to the applicable law, or if the Committee determines that the provision cannot be construed or deemed amended without materially altering the intent of this agreement, then the provision will be stricken and the remainder of this agreement will remain in full force and effect.

11.         COUNTERPARTS

This agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

[SIGNATURE PAGE TO PERFORMANCE SHARES AGREEMENT]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Grantee has executed this Agreement all as of the day and date first above written.

SUPERIOR GROUP OF COMPANIES, INC.

By:

Name:

Title:

[Grantee]

4